UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2024

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification To Rights Of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Michael S. Lebby

On June 18, 2024, Lightwave Logic, Inc. (the “Company”) entered into an employee agreement amendment with Dr. Michael S. Lebby, the Company’s Chief Executive Officer. The employee agreement amendment (i) change’s Dr. Lebby’s base salary to $441,000 per year, effective January 1, 2024; and (ii) sets Dr. Lebby’s annual (i) cash bonus target amount at $220,500 and (ii) non-cash bonus target amount at $220,500 based on the Company achieving targets as shall be set by the Board of Directors.

Dr. Lebby was also granted an option to purchase up to 150,000 shares of Company common stock at an exercise price equal to $5.00 per share. The options vest as follows: 75,000 options vest on June 18, 2024, with the remaining options vesting in 6 equal monthly installments beginning on July 1, 2024. The options expire on June 17, 2034.

The description of Dr. Lebby’s employee agreement amendment is not complete and is qualified in its entirety by reference to the employee agreement amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

James S. Marcelli

On June 18, 2024, the Company entered into an employee agreement amendment with James S. Marcelli, the Company’s President and Chief Operating Officer. The employee agreement amendment (i) change’s Mr. Marcelli’s base salary to $385,875 per year, effective January 1, 2024; and (ii) sets Mr. Marcelli’s annual (i) cash bonus target amount at $192,938 and (ii) non-cash bonus target amount at $192,938 and will be based on the Company achieving targets as shall be set by the Board of Directors.

Mr. Marcelli was also granted an option to purchase up to 120,000 shares of Company common stock at an exercise price equal to $5.00 per share. The options vest as follows: 60,000 options vest on June 18, 2024, with the remaining options vesting in 6 equal monthly installments beginning on July 1, 2024. The options expire on June 17, 2034.

The description of Mr. Marcelli’s employee agreement amendment is not complete and is qualified in its entirety by reference to the employee agreement amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On June 18, 2024, the Amended and Restated Bylaws (the “Bylaws”) of the Company were amended and restated in their entirety (the “Second Amended and Restated Bylaws”) by the Company’s Board of Directors, in accordance with the Bylaws. The Second Amended and Restated Bylaws are effective immediately. Article I, Section 7 of the Second Amended and Restated Bylaws amended and restated that same section of the Bylaws to provide more consistent voting standards for matters submitted to the stockholders of the Company.

The description of the Second Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws – June 18, 2024
10.1	Employee Agreement Amendment – Dr. Michael S. Lebby
10.2	Employee Agreement Amendment – James S. Marcelli
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: June 25, 2024